Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LONE STAR INDUSTRIES, INC.
                                          (Registrant)


                                   By:     William E. Roberts
                                           William E. Roberts
Dated: September 27, 1994                Vice President, Chief
                                      Financial Officer, Treasurer
                                             and Controller